UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          (e)          As previously reported, the long-term incentive compensation performance goals for the Company’s 2010-2011 performance period are based on a combination of the Company’s two-year average after-tax income and return-on-invested capital. Provided the performance goals are achieved, the payout structure of the Company’s named executive officers’ long-term awards is as follows: (a) 50 percent of the award would be payable in cash under the Long-Term Incentive Compensation Plan, (b) 50 percent of the award would be payable in restricted stock units under the 2007 Stock Incentive Plan, as amended and restated as of May 19, 2010, and (c) both the cash portion and the restricted stock unit portion of the payout would be subject to a time-based, one-year holding period following the end of the performance period before payout to the executives. On November 5, 2010, the Company entered into Restricted Stock Unit Award Agreements with its current named executive officers in the form attached hereto as Exhibit 10.1, with regard to the restricted stock unit portion of such long-term awards.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Restricted Stock Unit Agreement

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: November 12, 2010	By:	/s/ Gary M. Bahler

Senior Vice President, General Counsel and Secretary